Exhibit 99.1

(Unofficial Translation)

EUROPEAN COMMITTEE

Brussels, 19FEB2021

C(2021) 1285 final

IMPLEMENTATION DECISION OF THE COMMITTEE

of 19FEB2021

on the designation of the “Rintatolimod” medicinal product as an orphan medicinal product under (EC) Regulation No 141/2000 of the European Parliament and of the Council

(Text relevant to the EEA)

(ONLY TEXT IN THE DUTCH LANGUAGE SHALL BE CONSIDERED AS AUTHENTIC)

IMPLEMENTATION DECISION OF THE COMMITTEE

of 19FEB2021

on the designation of the “Rintatolimod” medicinal product as an orphan medicinal product under (EC) Regulation No 141/2000 of the European Parliament and of the Council

(Text relevant to the EEA)

(ONLY TEXT IN THE DUTCH LANGUAGE SHALL BE CONSIDERED AS AUTHENTIC)

THE EUROPEAN COMMITTEE,

In consideration of the Treaty on the activities of the European Union,

In consideration of the (EC) Regulation No 141/2000 of the European Parliament and of the Council of 16DEC1999 on orphan medicinal products 1 and in particular the first sentence of Article 5(8) thereof,

In consideration of the application submitted on 22SEP2020 by Hemispherx Biopharma Europe in accordance with Article 5(1) of (EC) Regulation No 141/2000,

In consideration of the favorable opinion from the European Medicines Agency issued by the Committee for Orphan Medicinal Products on 21JAN2021 received by the Committee on 27JAN2021,

In consideration of the following:

(1)	The application submitted by Hemispherx Biopharma Europe for the “Rintatolimod” medicinal product was declared valid on 26OCT2020 in accordance with Article 5(4) of the (EC) Regulation No 141/2000.
(2)	The “Rintatolimod” medicinal product meets the designation criteria in accordance with Article 3(1) of the (EC) Regulation No 141/2000.
(3)	The application should therefore be accepted,

HAS ADOPTED THE FOLLOWING DECISION:

Article 1

The “Rintatolimod” medicinal product is designated as an orphan medicinal product for the following indication: Treatment of pancreatic cancer. It is entered in the Community Register of Orphan Medicinal Products under the following number EU/3/21/2403.

Article 2

The European Medicines Agency shall make the opinion of the Committee for Orphan Medicinal Products covered by this decision available to all the interested parties.

1 OJ L 18 of 22JAN2000, page 1.

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Article 3

This decision is addressed to Hemispherx Biopharma Europe, Leopold De Vriesstraat 26, 2600 Berchem, Antwerp, Belgium.

Concluded in Brussels, 19FEB2021

On behalf of the Committee, Sandra GALLINA Director General

FOR HOMONYMOUS COPY On behalf of the Secretary General, Martine DEPREZ Director Decision-making & Collegiality EUROPEAN COMMITTEE

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